Exhibit 99.2

                                MARK SHERMAN, CPA
                             316 SOUTH JONES BLVD.,
                               LAS VEGAS, NV 89107
                    Phone (702) 645-6318 Fax: (702) 645-1604
                           Email: MarkSSherman@MSN.com
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November 12, 2002



I consent to the use of my report dated August 1, 2002, in the Form 10-QSB, on the financial statements of Commercial Evaluations, Inc., dated June 30, 2002, included herein and to the reference made to me.

Sincerely,


/s/  Mark Sherman
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     Mark Sherman